Exhibit 10.20
EXECUTION COPY
UNIT AWARD AGREEMENT
     This Unit Award Agreement (this “Agreement”), is made effective as of October 5, 2007, (hereinafter referred to as the “Date of Grant”), between Tishman Speyer Archstone-Smith Multifamily Junior Mezz Borrower, L.P., a limited partnership organized under the laws of the State of Delaware (the “Company”), and R. Scott Sellers (“Sellers”). Capitalized terms not defined in this Agreement shall have the meaning given to them in the Limited Partnership Agreement of the Company, dated as of October 5, 2007 (the “LP Agreement”).
RECITALS:
     WHEREAS, Sellers is employed by Archstone-Smith Communities L.L.C. or any of its affiliates (the “Employer”) and, through such employment, provides services to the Company and its affiliates;
     WHEREAS, the Board of Directors of Tishman Speyer U.S. Value Added Associates VII, L.L.C. (the “Board”), which is the general partner of Tishman Speyer Real Estate Venture VII (Governance), L.P., which in turn is the general partner of Tishman Speyer Archstone-Smith Multifamily (GP), L.P., which in turn is the general partner of Tishman Speyer Archstone-Smith Multifamily JV, L.P., which in turn owns 100% of the membership interests of Tishman Speyer Archstone-Smith Multifamily Junior Mezz Borrower (GP), L.L.C., the general partner of the Company has determined that it would be in the best interests of the Company and its affiliates to make the award of Class B Units provided for herein to Sellers pursuant to the terms set forth herein.
     NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties hereto agree as follows:
       1. Award of Class B Units.
          (a) Class B Units. Subject to the terms and conditions of this Agreement, the Company hereby grants to Sellers an award of 100 Class B Units of the Company (such 100 units, hereinafter called the “Class B Units”). The Class B Units shall vest in accordance with Section 2 of this Agreement.
          (b) Adjustment.
               (i) In the event that there shall be any sale or other extraordinary distribution (whether in the form of cash, membership units of the Company or other property), recapitalization, split or reverse split of equity, reorganization, merger, consolidation, spin-off, combination, repurchase, or unit exchange, or other similar transaction or event affecting the Class B Units, the Board shall cause to be made such equitable adjustments as it, in good faith, deems necessary or appropriate to the number and kind of units issued pursuant to this Agreement to prevent inappropriate dilution or enlargement of the economic interest represented by such units.

               (ii) In the event that securities of the Company are redeemed in connection with the establishment of a new Affiliate or Affiliates, the Company may cancel all or a portion of such Class B Units and issue or cause to be issued to Sellers economically equivalent equity interests in such new Affiliate(s) (a “Reapportionment”), containing terms and conditions that are no less favorable than the terms and conditions set forth herein (including, but not limited to, vesting conditions), to appropriately apportion the incentive compensation element of the Class B Units amongst such Affiliate(s). In the event that a Reapportionment results in any negative impact on Sellers (including, without limitation, any adverse tax impact such as the loss of long-term capital gains treatment, the inclusion of income on the date of such Reapportionment or the loss of basis), the Company shall indemnify and hold Sellers harmless with respect to all economic loss associated with the transfer of the interests and shall gross-up all such payments so that the indemnification is tax neutral to Sellers; provided, however, that Sellers shall cooperate with the Company to minimize the extent of any adverse tax impact to the extent permissible under applicable law.
       2. Vesting. Subject to Sellers’s continued employment with the Employer, the Class B Units will vest and become non-forfeitable (such non-forfeitable Class B Units, the “Vested Units,” and Class B Units prior to becoming Vested Units, “Unvested Units”) on the three-year anniversary of the Date of Grant; provided, however, that all Class B Units shall become Vested Units upon the earlier to occur of (i) a termination of Sellers’s employment with the Employer by the Employer without “Cause” or by Sellers for “Good Reason” (each as defined in, and in accordance with the terms and conditions of, the employment agreement by and between Sellers and Archstone-Smith Communities L.L.C., dated as of October 5, 2007 (the “Employment Agreement”)) and (ii) the date on which there is a liquidation or dissolution of the Company if and only if the Unvested Units effectively lose any portion of their value in connection with such liquidation or dissolution and such lost value is not replaced upon or promptly following such liquidation or dissolution through the grant to Sellers of economically equivalent units or interests in an Affiliate (without any negative impact to Sellers associated with such replacement). Any Class B Units which remain Unvested Units after the application of the preceding sentence shall be forfeited upon a termination of Sellers’s employment with the Employer.
       3. Distributions.
          (a) Vested Units. Distributions in respect of Vested Units shall be made to Sellers in accordance with the provisions of Section 14 of the LP Agreement.
          (b) Unvested Units. Sellers shall not be entitled to any distributions in respect of Unvested Units until and unless such Unvested Units have become Vested Units. Any amounts which would have been distributed to Sellers pursuant to the terms of the LP Agreement in respect of Unvested Units but for the application of the preceding sentence (the “Unvested Allocations”) shall be distributed to Sellers as soon as practicable after such Class B Units become Vested Units, without interest. The Company shall set aside all Unvested Allocations until such time as the Unvested Allocations are either forfeited pursuant to Section 2 above or distributed pursuant to this Section 3(b) as provided for in Section 14 of the LP Agreement.

       4. Rights as Holder of Class B Units. Sellers shall be the record owner of the Class B Units unless and until such Class B Units are forfeited pursuant to Section 2 hereof or transferred in accordance with Section 6 hereof and, except as provided in this Agreement, as record owner shall be entitled to all rights of a holder of Class B Units of the Company; provided, that the Class B Units shall be subject to the limitations on transfer and encumbrance set forth in this Agreement and the LP Agreement.
       5. Representations in the LP Agreement; Purchase for Investment; Other Representations of Sellers.
          (a) Representations in LP Agreement. Sellers hereby represents and warrants that all representations and warranties made by Sellers in the LP Agreement are true and correct.
          (b) Investment Intent. Sellers hereby represents and warrants that the Class B Units are being acquired for investment and not with a view to distribution thereof, and to make such other reasonable and customary representations regarding matters relevant to compliance with applicable securities laws as are deemed necessary by counsel to the Company.
          (c) Other Representations. Sellers hereby represents and warrants to the Company as follows:
               (i) Access to Information. Because of Sellers’s business relationship with the Company and with the management of the Company, Sellers has had access to all material and relevant information concerning the Company, thereby enabling Sellers to make an informed investment decision with respect to his investment in the Company, and all pertinent data and information requested by Sellers from the Company or its representatives concerning the business and financial condition of the Company and the terms and conditions of this Agreement have been furnished to Sellers. Sellers acknowledges that he has had the opportunity to ask questions of and receive answers and obtain additional information from the Company and its representatives concerning the present and proposed business and financial conditions of the Company.
               (ii) Financial Sophistication. Sellers has such knowledge and experience in financial and business matters that Sellers is capable of evaluating the merits and risks of investing in the Class B Units.
               (iii) Understanding the Investment Risks. Sellers understands that:
               (A) An investment in the Class B Units represents a highly speculative investment, and there can be no assurance as to the success of the Company in its business;
               (B) There is at present no market for the Class B Units and there can be no assurance that a market will develop in the future;
               (C) The Class B Units may be worthless; and

               (D) Ownership of the Class B Units may result in taxable income to Sellers without a corresponding cash or in-kind distribution.
               (iv) Understanding the Nature of the Class B Units. Sellers understands and agrees that:
               (A) There can be no assurance that the Class B Units will be registered under the Securities Act of 1933, as amended (the “Securities Act”), or any applicable state securities laws and, if they are not so registered, they will only be issued and sold in reliance upon certain exemptions contained in the Securities Act and applicable state securities laws, and the representations and warranties of Sellers contained herein are essential to any claim of exemption by the Company under the Securities Act and such state laws;
               (B) If the Class B Units are not so registered, the Class B Units will be “restricted securities” as that term is defined in Rule 144 promulgated under the Securities Act;
               (C) Sellers may not sell, transfer, assign, pledge or otherwise dispose of or encumber the Class B Units without registration under the Securities Act and applicable state securities laws unless the Company receives an option of counsel acceptable to it (as to both counsel and the opinion) that such registration is not required;
               (D) Only the Company can register the Class B Units under the Securities Act and applicable state securities laws;
               (E) The Company has not made any representations to Sellers that the Company will register the Class B Units under the Securities Act or any applicable state securities laws, or with respect to compliance with any exemption therefrom;
               (F) Sellers is aware of the conditions for his obtaining an exemption from the sale or transfer of the Class B Units under the Securities Act and any applicable state securities laws; and
               (G) The Company may, from time to time, make stop transfer notations in its transfer record to ensure compliance with the Securities Act and any applicable state securities laws, and any additional restrictions imposed by state securities administrators.
               (v) Investment Intent. Sellers acknowledges that:
               (A) Neither Sellers nor anyone acting on his behalf has paid or will pay a commission or other remuneration to any person in connection with the acquisition of the Class B Units; and

               (B) At the time and as a condition of delivery of documents evidencing the Class B Units, Sellers will be deemed to have made all the representations and warranties contained in this Section 5 with respect to such Class B Units and may be required to make other representations concerning investment intent as condition of the delivery of such Class B Units by the Company.
     6. Restriction on Transfer/LP Agreement. Unvested Units may not be transferred, pledged, assigned, hypothecated or otherwise disposed of in any way by Sellers. Vested Units may not be transferred, pledged, assigned, hypothecated or otherwise disposed of in any way by Sellers, except (a) if and as permitted by the LP Agreement, (b) by will or the laws of descent and distribution, (c) to or for the benefit of any spouse, child or grandchild of Sellers, or to a trust or partnership for the benefit of any of the foregoing individuals, or (d) if and as permitted by the Board. The Class B Units shall not be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of the Class B Units contrary to the provisions of this Agreement or the LP Agreement shall be null and void and without effect.
     7. Designation of Beneficiary. Sellers may appoint any individual or legal entity in writing as his beneficiary to receive any Class B Unit (to the extent not previously terminated or forfeited) under this Agreement upon Sellers’s death or Disability (as defined in the Employment Agreement). Sellers may revoke his designation of a beneficiary at any time and appoint a new beneficiary in writing. To be effective, Sellers must complete the designation of a beneficiary or revocation of a beneficiary by written notice to the Company under Section 8 of this Agreement before the date of Sellers’s death. In the absence of a beneficiary designation, the legal representative of Sellers’s estate shall be deemed the beneficiary. Notwithstanding the foregoing, in the event that any beneficiary appointed by Sellers (or deemed to be as such pursuant to the preceding sentence) does not expressly become party to the LP Agreement and expressly assume all restrictions on the Class B Units to which Sellers was subject at the time of his death or Disability, such appointment (and any purported transfer of Class B Units thereunder) shall be null and void and without effect.
     8. Notices. Any notice necessary under this Agreement shall be addressed to the Company at the principal executive office of the Employer and to Sellers at the address appearing in the personnel records of the Employer for Sellers or to either party at such other address as either party hereto may hereafter designate in writing to the other. Any such notice shall be deemed effective upon receipt thereof by the addressee.
     9. Tax Withholding. The Company and Sellers acknowledge and agree that Sellers is an employee of the Company for all purposes hereunder, including, without limitation, for purposes of calculating the Company’s withholding tax obligations in connection with any Class B Units becoming Vested Units. The Company shall reasonably determine the amount of any Federal, state, local or other income, employment, or other taxes which the Company or any of its subsidiaries or affiliates may reasonably be obligated to withhold (giving effect to the immediately preceding sentence) with respect to the grant, vesting or other event with respect to the Class B Units. In connection with any Class B Units becoming Vested Units, the Company shall withhold from delivery to Sellers a number of Class B Units that are otherwise becoming

Vested Units having a fair market value equal to the taxes payable by Sellers in connection with such vesting; provided, however, that the foregoing shall only apply as to any amounts in excess of the minimum withholding required by applicable law (after giving effect to the first sentence of this Section 9) only to the extent such withholding would not result in accounting charges to the Company or any of its affiliates in excess of the accounting charges which would have applied in the absence of such withholding.
     10. Choice of Law; Forum. This Agreement will be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice of law or conflicting provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the laws of any jurisdiction other than the State of Delaware to be applied. In furtherance of the foregoing, the internal law of the State of Delaware will control the interpretation and construction of this Agreement, even if under such jurisdiction’s choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply. Any proceeding arising out of or relating to this Agreement shall be adjudicated in accordance with the procedures described in Section 11(g) of the Employment Agreement.
     11. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
     12. Class B Units Subject to LP Agreement. By entering into this Agreement Sellers agrees and acknowledges that (i) Sellers has received and read a copy of the LP Agreement and (ii) the Class B Units are subject to the LP Agreement, the terms and provisions of which are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the LP Agreement, the applicable terms and provisions of this Agreement will govern and prevail. The grant of Class B Units pursuant to this Agreement shall not restrict in any way the adoption of any amendment to the LP Agreement in accordance with the terms of such agreement. Notwithstanding anything herein to the contrary, the grant of Class B Units pursuant to this Agreement is subject to Sellers taking actions required by the Company to become a party to the LP Agreement.
     13. No Right to Continued Service. This Agreement shall not be construed as giving Sellers the right to be retained in the employ of, or in any other continuing relationship with, the Employer or any of its affiliates.

     14. Cooperation. The parties shall cooperate to resolve any disputes as to the interpretation of this Agreement and the dispute resolution mechanisms set forth in Section 11(g) of the Employment Agreement shall remain applicable.
     15. No Limit on Other Compensation Arrangements. Nothing contained in this Agreement shall prevent the Company, the Employer or any of their affiliates from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the award of Class B Units, securities and other types of awards, and such arrangements may be either generally applicable or applicable only in specific cases.
     16. Amendments. The provisions of this Agreement may not be amended, modified or supplemented unless consented to in writing by the Company and Sellers.
     17. Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement.

/s/ R. Scott Sellers
R. Scott Sellers
TISHMAN SPEYER ARCHSTONE-SMITH
MULTIFAMILY JUNIOR MEZZ BORROWER, L.P., a Delaware limited partnership

By:	TISHMAN SPEYER ARCHSTONE-SMITH MULTIFAMILY JUNIOR MEZZ BORROWER (GP), L.L.C., a Delaware limited liability company, its sole general partner

/s/ Michael B. Benner

By:	Michael B. Benner
Title:	Authorized Signatory